Exhibit 2.1

THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Third Amendment to Agreement and Plan of Merger (this “Amendment”), dated as of June 22, 2016, is by and among Lilis Energy, Inc., a Nevada corporation (“Lilis”), Lilis Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Lilis (the “Merger Sub”) and Brushy Resources, Inc., a Delaware corporation (“Brushy”).

WHEREAS, the parties hereto entered into the Agreement and Plan of Merger, dated December 29, 2015, which was amended on January 20, 2016 and on March 24, 2016 (the “Merger Agreement”); and

WHEREAS, the parties hereto desire to further amend the Merger Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.         Definitions. Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in the Merger Agreement.

2.         Amendments to Merger Agreement.

(a)          The Merger Agreement is hereby amended and restated by deleting Section 6.2(e) thereof in its entirety and inserting new Section 6.2(e) in lieu thereof as follows:

“(e) [Reserved].”

(b)          The Merger Agreement is hereby amended and restated by deleting Section 6.2(f) thereof in its entirety and inserting new Section 6.2(f) in lieu thereof as follows:

“(f) [Reserved].”

(c)          The Merger Agreement is hereby amended and restated by deleting Section 6.3(g) thereof in its entirety and inserting new Section 6.3(g) in lieu thereof as follows:

“(g) [Reserved].”

(d)          The Merger Agreement is hereby amended and restated by deleting Section 6.3(h) thereof in its entirety and inserting new Section 6.3(h) in lieu thereof as follows:

“(h) [Reserved].”

3.         Additional Representations and Warranties. This Amendment and the Merger Agreement, as amended hereby, constitute the legal, valid and binding obligations of the parties hereto and are enforceable against each of the parties hereto in accordance with their respective terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

4.          Governing Law. This Amendment shall be governed, construed and enforced in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

5.          Effect on the Merger Agreement. The Merger Agreement is not modified or amended other than as expressly indicated herein, and all other terms and conditions of the Merger Agreement shall remain in full force and effect. The Merger Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified and confirmed. Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the parties, nor constitute a waiver of any provision of the Merger Agreement (or an agreement to agree to any future amendment, waiver or consent).

6.          Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, Lilis, the Merger Sub and Brushy have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

LILIS ENERGY, INC.

By:	/s/ Abraham Mirman
	Name:	Abraham Mirman
	Title:	Chief Executive Officer

LILIS MERGER SUB, INC.

By:	/s/ Ariella Fuchs
	Name:	Ariella Fuchs
	Title:	President

BRUSHY RESOURCES, INC.

By:	/s/ Michael J. Pawelek
	Name:	Michael J. Pawelek
	Title:	Chief Executive Officer

[Signature Page to Third Amendment to Agreement and Plan of Merger]